REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders of
 Zenith Laboratories, Inc.:

We have audited the consolidated balance sheet of Zenith Laboratories, Inc. and Subsidiaries (the "Company") as of December 31, 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended (not shown separately in the IVAX Corporation Annual Report on Form 10-K for the year ended December 31, 1995.) In connection with our audit of such financial statements, we have also audited the related financial statement schedule II, valuation and qualifying accounts (not shown separately in the IVAX Corporation Annual Report on Form 10-K for the year ended December 31,1995). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Zenith Laboratories, Inc. and Subsidiaries as of December 31, 1993, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

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As discussed in Note 10 to the Company's consolidated financial statements, in
1993 the Company changed its method of accounting for income taxes.

                                                     Coopers & Lybrand

Parsippany, New Jersey
February 24, 1994, except as to the
information presented in Note 20, for
which the date is March 24, 1994.